UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, the following changes were effected with respect to the management of Propel Media, Inc. (the “Company”), which changes will become effective as of April 30, 2016:

●	Marv Tseu was appointed as the Company’s Chief Executive Officer. He will cease being the Company’s President.

●	Mr. Tseu will replace Robert Regular, whose employment with the Company will terminate. Mr. Regular also resigned as a member of the board of directors of the Company (the “Board”). In connection therewith, the Board reduced the size of the Board by one, from six directors to five. Mr. Regular’s resignation was not because of a disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

●	David Shapiro was appointed as the Company’s Chief Operating Officer. He will cease being the Company’s Chief Corporate Development Officer and General Counsel. Mr. Shapiro will remain the Company’s Secretary.

●	Jared Pobre resigned as the Company’s Executive Chairman of the Board. Mr. Pobre will continue as the Company’s Non-Executive Chairman of the Board, but he will cease to be an officer and employee of the Company.

The Company expects to enter into a separation agreement with Mr. Regular on April 30, 2016. Pursuant to the Company’s existing employment agreement, dated as of March 6, 2015, as amended, with Mr. Regular, as modified by the separation agreement, upon his ceasing to be the Company’s Chief Executive Officer, the Company will pay Mr. Regular (i) $536,896 in 12 monthly installments, (ii) all valid expense reimbursements through April 30, 2016, and (iii) all accrued but unused vacation pay through April 30, 2016. In addition, an option to purchase 2,400,000 shares at $0.20 per share held by Mr. Regular will fully vest and be exercisable until June 30, 2018 and an option to purchase 2,100,000 shares at $0.55 per share held by Mr. Regular will fully vest and be exercisable until April 30, 2017. The employment agreement, as modified by the separation agreement, will restrict Mr. Regular from disclosing confidential information concerning the business of the Company. The employment agreement, as modified by the separation agreement, also will contain customary restrictive covenants relating to noncompetition and nonsolicitation, which continue to run until January 28, 2017. In addition, under the separation agreement, Mr. Regular will agree to release and waive all claims against the Company.

On April 26, 2016, the Company also entered into an amendment (the “Amendment”) to the employment agreement, dated as of March 5, 2015, as amended, with David Shapiro. The Amendment increases Mr. Shapiro’s base salary from $320,000 to $350,000, effective as of May 1, 2016.

Biographical information for Messrs. Tseu and Shapiro is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on April 15, 2015, and such information is incorporated herein by reference.

Item 8.01	Other Events.

On April 26, 2016, in connection with the management changes described in Item 5.02 above, the Company appointed Daniela Nabors as its Chief Revenue and Product Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEL MEDIA, INC.

Dated: April 27, 2016	By:	/s/ Marv Tseu
	Name:	Marv Tseu
	Title:	President

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